SUBSCRIPTION AGREEMENT
MAY 17, 2019

ORGENESIS INC.
(the "Issuer")

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

(CONVERTIBLE NOTE)

INSTRUCTIONS TO SUBSCRIBER

1. You must complete all the information in the boxes on page 2 and sign where indicated with an "X".

2. If you are a "U.S. Purchaser", as defined in Exhibit A, you must complete and sign Exhibit A "United States Accredited Investor Questionnaire".

3. If you are paying for your subscription with funds drawn from a U.S. bank or Non U.S. source, you may pay by by wire transfer to the Issuer pursuant to the wiring instructions set out in Exhibit B.

ORGENESIS INC.
PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from Orgenesis Inc. (the “Issuer”) a 6% Unsecured Convertible Note of the Issuer (the “Note”) in the principal amount set forth below. The form of the Note is attached to this Subscription Agreement as Exhibit C. The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Note”.

ACCEPTANCE

The Issuer hereby accepts the Subscription (as defined herein) on the terms and conditions contained in this private placement subscription agreement (this "**Agreement**") as of the __~~XX~~__ 20th day of May, 2019 (the "**Closing Date**").

ORGENESIS INC.

Per: ________________________
Authorized Signatory

4

TERMS AND CONDITIONS OF SUBSCRIPTION FOR NOTE

1. Subscription

1.1 On the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement and in the form of Note attached as Exhibit C to this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase a Note in the principal amount as set forth on page 2 of this Agreement for the Subscription Amount shown on page 2 of this Agreement, which is tendered herewith (such subscription and agreement to purchase being the "Subscription"), and the Issuer agrees to sell the Note to the Subscriber, effective upon the Issuer’s acceptance of this Agreement.

1.2 The principal amount of the Note will accrue interest at 6% per annum. The Note will be an unsecured obligation of the Issuer. The Subscriber hereby confirms and acknowledges that the Issuer may use the Subscription Amount, either in part or in full, in any manner as the Issuer deems advisable including, without limitation, to issue that certain convertible promissory note in the amount of $5,000,000 to Yehuda Nir (or an affiliate thereof). Subject to Section 3 of the Note, within five (5) years from the date hereof (the "Conversion Period"), the Subscriber shall be entitled, at its option, to convert, at any time and from time to time, until Maturity, all or any portion of the outstanding principal amount of the Note, plus accrued and unpaid interest thereon (collectively, the "Outstanding Amount"), into the following:

1.2.1

Units of Orgenesis Inc. ("Orgenesis"). The term "Units" shall mean one (1) share (each, a "Conversion Share") of the Orgenesis common stock, par value $0.0001 per share (the "Common Stock"), and one warrant to purchase one share of Common Stock (the "Warrants"). Each Warrant shall entitle the holder to purchase one share of Common Stock (the "Warrant Shares") at an exercise price of $7.00 per share (the "Exercise Price"), subject to adjustment, and shall be exercisable for a period of three years from the date hereof.

1.3 In the event the closing price of Orgenesis’ Common Stock on Nasdaq Capital Market (or other national stock exchange or market on which the Common Stock is then listed or quoted) equals or exceeds $15.00 per share (which amount may be adjusted for certain capital events, such as stock splits, as described herein) for ten (10) consecutive trading days (a "Conversion Event"), then the Subscriber must convert the Outstanding Amount into shares of the Issuer at the applicable conversion price set forth in Section 1.2.1. Orgenesis shall within five (5) days from a Conversion Event notify the Subscriber of a Conversion Event and the Subscriber shall convert the Outstanding Amount. All warrants issued to the Subscriber in connection with the conversion of the Outstanding Amount into Units, are subject to a mandatory conversion wherein the Issuer shall have the right to require the Subscriber to exercise all or any portion of the warrant that is still unexercised for a cash exercise when the Orgenesis’ Common Stock on the Nasdaq capital market equals or exceeds $15.00 per share for ten consecutive trading days. Orgenesis may exercise its right to require this exercise by giving the investor written notice of the exercise through delivery of the Mandatory Exercise Notice.

1.4 In no event may the Subscriber convert such amounts into Orgenesis Units after the expiration of the Conversion Period.

1.5 The Subscriber acknowledges that the Note has been offered to the Subscriber as part of an offering (the "Offering") in which the Issuer intends to sell up to an aggregate of $25,000,000 of principal amount of the Notes on the same terms as set forth in this Agreement.

1.6 All dollar amounts referred to in this Agreement are in lawful money of the United States of America, unless otherwise indicated.

2. Payment

2.1 Payment of the Aggregate Subscription Price is required upon submission of the subscription documents.

2.2 The Subscriber acknowledges and agrees that this Agreement, the Subscription Amount and any other documents delivered in connection herewith will be held by or on behalf of the Issuer. In the event that this Agreement is not accepted by the Issuer for whatever reason, which the Issuer expressly reserves the right to do, the Issuer will return the Subscription Amount (without interest thereon) to the Subscriber at the address of the Subscriber as set forth on page 2 of this Agreement, or as otherwise directed by the Subscriber.

3. Documents Required from Subscriber

3.1 The Subscriber must complete, sign and return to the Issuer the following documents:

     (a) this Agreement;

     (b) if the Subscriber is a U.S. Purchaser (as defined in Exhibit A), the United States Accredited Investor Questionnaire (the "Questionnaire") attached as Exhibit A;

     (c) such other supporting documentation that the Issuer or the Issuer’s Counsel may request to establish the Subscriber’s qualification as a qualified investor; and

     (d) the Subscriber acknowledges and agrees that the Issuer will not consider the Subscription for acceptance unless the Subscriber has provided all of such documents to the Issuer.

3.2 As soon as practicable upon any request by the Issuer, the Subscriber will complete, sign and return to the Issuer any additional documents, questionnaires, notices and undertakings as may be required by any regulatory authorities or applicable laws.

3.3 The Issuer and the Subscriber acknowledge and agree that the Issuer’s Counsel has acted as counsel only to the Issuer and is not protecting the rights and interests of the Subscriber. The Subscriber acknowledges and agrees that the Issuer and the Issuer’s Counsel have given the Subscriber the opportunity to seek, and are hereby recommending that the Subscriber obtain, independent legal advice with respect to the subject matter of this Agreement and, further, the Subscriber hereby represents and warrants to the Issuer and the Issuer’s Counsel that the Subscriber has sought independent legal advice or waives such advice.

4. Conditions and Closing

The Subscriber acknowledges that the Note will be available for delivery within five (5) Business Days of the Issuer’s acceptance of the subscription hereunder, provided that the Subscriber has satisfied the requirements of Section 3 hereof and the Issuer has accepted this Agreement.

5. Acknowledgements and Agreements of the Subscriber

The Subscriber acknowledges and agrees that:

     (a) none of the Securities have been or will be registered under the United States Securities Act of 1933, as amended, (the "1933 Act"), or under any securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to any U.S. Person (as defined in Section 902 of Regulation S), except in accordance with the provisions of Regulation S under the 1933 Act ("Regulation S"), pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable securities laws;

     (b) the Issuer has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act or any other applicable securities laws;

     (c) the Issuer will refuse to register the transfer of any of the Securities to a U.S. Person not made pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in each case in accordance with applicable laws;

     (d) the decision to execute this Agreement and to acquire the Securities has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Issuer and such decision is based entirely upon a review of any public information which has been filed by the Issuer with the United States Securities and Exchange Commission (the "SEC") (collectively, the "Public Record");

     (e) the Issuer and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements of the Subscriber contained in this Agreement and the Questionnaire, as applicable, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber will promptly notify the Issuer;

     (f) there are risks associated with the purchase of the Securities, as more fully described in the Public Record;

     (g) the Subscriber and the Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of, and receive answers from, the Issuer in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Issuer;

     (h) a portion of the Offering may be sold pursuant to an agreement between the Issuer and one or more agents registered in accordance with applicable securities laws, in which case the Issuer will pay a fee and/or compensation security on terms as set out in such agreement;

     (i) finder’s fees or broker’s commissions may be payable by the Issuer to finders who introduce subscribers to the Issuer;

     (j) the books and records of the Issuer were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Subscriber, its legal counsel and/or its advisor(s);

     (k) all of the information which the Subscriber has provided to the Issuer is correct and complete and if there should be any change in such information prior to the Closing, the Subscriber will immediately notify the Issuer, in writing, of the details of any such change;

     (l) the Issuer is entitled to rely on the representations and warranties of the Subscriber contained in this Agreement and the Questionnaire, as applicable, and the Subscriber will hold harmless the Issuer from any loss or damage it or they may suffer as a result of the Subscriber’s failure to correctly complete this Agreement or the Questionnaire, as applicable;

     (m) any resale of the Securities by the Subscriber will be subject to resale restrictions contained in the securities laws applicable to the Issuer, the Subscriber and any proposed transferee, including resale restrictions imposed under United States securities laws and additional restrictions on the Subscriber’s ability to resell any of the Securities in any other jurisdiction under applicable securities laws;

     (n) it is the responsibility of the Subscriber to find out what any applicable resale restrictions are and to comply with such restrictions before selling any of the Securities;

     (o) the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Issuer is not in any way responsible) for compliance with:

          (i) any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

          (ii) applicable resale restrictions;

     (p) there may be material tax consequences to the Subscriber of an acquisition or disposition of the Securities and the Issuer gives no opinion and makes no representation to the Subscriber with respect to the tax consequences to the Subscriber under federal, state, provincial, local or foreign tax laws that may apply to the Subscriber’s acquisition or disposition of the Securities;

     (q) the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to offer or sell the Securities through a person registered to sell securities under applicable securities laws, and, as a consequence of acquiring the Securities pursuant to such exemption, certain protections, rights and remedies provided by applicable securities laws, including statutory rights of rescission or damages, may not be available to the Subscriber;

     (r) no documents in connection with the issuance of the Securities have been reviewed by the SEC or any other securities regulators;

     (s) neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of any of the Securities;

     (t) there is no government or other insurance covering any of the Securities;

     (u) hedging transactions involving the Securities may not be conducted unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable securities laws; and

     (v) this Agreement is not enforceable by the Subscriber unless it has been accepted by the Issuer and the Issuer reserves the right to reject this Subscription for any reason.

6. Representations and Warranties of the Subscriber

The Subscriber hereby represents and warrants to the Issuer (which representations and warranties will survive the Closing) that:

     (a) Unless the Subscriber has completed Exhibit A, the Subscriber is not a U.S. Purchaser;

     (b) the Subscriber is resident in the jurisdiction set out on page 2 of this Agreement;

     (c) if the Subscriber is resident outside of the United States:

          (i) the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws having application in the jurisdiction in which the Subscriber is resident (the "International Jurisdiction") which would apply to the offer and sale of the Securities;

          (ii) the Subscriber is purchasing the Securities pursuant to exemptions from prospectus or equivalent requirements under applicable laws of the International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Securities under applicable securities laws of the International Jurisdiction without the need to rely on any exemptions;

          (iii) the applicable laws and regulations of the International Jurisdiction do not and will not require the Issuer to make any filings or seek any approvals of any kind from any securities regulator of any kind in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Securities;

          (iv) the purchase of the Securities by the Subscriber does not trigger:

               A. any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

               B. any continuous disclosure reporting obligation of the Issuer in the International Jurisdiction, and

          (v) the Subscriber will, if requested by the Issuer, deliver to the Issuer a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Issuer, acting reasonably;

     (d) the Subscriber: (i) has adequate net worth and means of providing for its current financial needs and possible personal contingences, (ii) has no need for liquidity in this investment, (iii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities, (iv) is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and (v) can afford the complete loss of the Subscription Amount;

     (e) the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporate entity, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

     (f) the entering into of this Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, and, if applicable, any of the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

     (g) the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

     (h) the Subscriber has received and carefully read this Agreement;

     (i) the Subscriber is aware that an investment in the Issuer is speculative and involves certain risks, including those risks disclosed in the Public Record and the possible loss of the entire Subscription Amount;

     (j) the Subscriber has made an independent examination and investigation of an investment in the Securities and the Issuer and agrees that the Issuer will not be responsible in any way for the Subscriber’s decision to invest in the Securities and the Issuer;

     (k) the Subscriber is not an underwriter of, or dealer in, any of the Securities, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

     (l) the Subscriber is purchasing the Securities for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Securities, and the Subscriber has not subdivided its interest in any of the Securities with any other person;

     (m) the Subscriber is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

     (n) the Subscriber has not acquired the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities, provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable securities laws or under an exemption from such registration requirements; and

     (o) no person has made to the Subscriber any written or oral representations:

          (i) that any person will resell or repurchase any of the Securities,

          (ii) that any person will refund the purchase price of any of the Securities, or

          (iii) as to the future price or value of any of the Securities.

In this Agreement, the term "U.S. Person" will have the meaning ascribed thereto in Regulation S, and for the purpose of this Agreement includes, but is not limited to: (a) any person in the United States; (b) any natural person resident in the United States; (c) any partnership or corporation organized or incorporated under the laws of the United States; (d) any partnership or corporation organized outside the United States by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; or (e) any estate or trust of which any executor or administrator or trustee is a U.S. Person.

     (p) The Subscriber should check the Office of Foreign Assets Control ("OFAC") website at <http://www.treas.gov/ofac> before making the following representations.

          (i) The Subscriber represents that the amounts invested by it in the Issuer in the offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at< http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the "OFAC Programs") prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

          (ii) To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. You are advised that the Issuer may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Subscriber agrees to promptly notify the Issuer should the Subscriber become aware of any change in the information set forth in these representations. The Subscriber understands and acknowledges that, by law, the Issuer may be obligated to "freeze the account" of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

          (iii) To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber1; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.
2 A "senior foreign political figure" is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
3 "Immediate family" of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

          (iv) If the Subscriber is affiliated with a non-U.S. banking institution (a "Foreign Bank"), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Issuer that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

7. Representations and Warranties will be Relied Upon by the Issuer

The Subscriber acknowledges and agrees that the representations and warranties contained in this Agreement and the Questionnaire, as applicable, are made by it with the intention that such representations and warranties may be relied upon by the Issuer and the Issuer’s Counsel in determining the Subscriber’s eligibility to purchase the Securities under applicable laws, or, if applicable, the eligibility of others on whose behalf the Subscriber is contracting hereunder to purchase the Securities under applicable laws. The Subscriber further agrees that, by accepting delivery of the certificate representing the Note, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of the Securities and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Securities.

8. Acknowledgement and Waiver

The Subscriber has acknowledged that the decision to acquire the Securities was solely made on the basis of the Public Record. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Securities.

9. Legending of Securities

The Subscriber hereby acknowledges that, upon the issuance thereof, and until such time as the same is no longer required under applicable securities laws, any certificates representing any of the Securities will bear a legend in substantially the following form:

"NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS."

The Subscriber hereby acknowledges and agrees to the Issuer making a notation on its records or giving instructions to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described in this Agreement.

10. Collection of Personal Information

     10.1 The Subscriber acknowledges and consents to the fact that the Issuer is collecting the Subscriber’s personal information for the purpose of fulfilling this Agreement and completing the Offering. The Subscriber acknowledges that its personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be included in record books in connection with the Offering and may be disclosed by the Issuer to: (a) stock exchanges or securities regulatory authorities, (b) the Issuer's registrar and transfer agent, (c) tax authorities, (d) authorities pursuant to the PATRIOT Act (U.S.A.) and (e) any of the other parties involved in the Offering, including the Issuer’s Counsel. By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber's personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) for the foregoing purposes and to the retention of such personal information for as long as permitted or required by applicable laws. Notwithstanding that the Subscriber may be purchasing the Note as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the nature and identity of such undisclosed principal, and any interest that such undisclosed principal has in the Issuer, all as may be required by the Issuer in order to comply with the foregoing.

     10.2 Furthermore, the Subscriber is hereby notified that the Issuer may deliver to any government authority having jurisdiction over the Issuer, the Subscriber or this Subscription, including the SEC and/or any state securities commissions, certain personal information pertaining to the Subscriber, including the Subscriber’s full name, residential address and telephone number, the number of Shares or other securities of the Issuer owned by the Subscriber, the principal amount of Note purchased by the Subscriber, the total Subscription Amount paid for the Note and the date of distribution of the Note.

11. Costs

The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Note will be borne by the Subscriber.

12. Governing Law

This Agreement is governed by the laws of the State of New York (without reference to its rules governing the choice or conflict of laws).

13. Survival

This Agreement, including, without limitation, the representations, warranties and covenants contained herein, will survive and continue in full force and effect and be binding upon the Issuer and the Subscriber, notwithstanding the completion of the purchase of the Securities by the Subscriber.

14. Assignment

This Agreement is not transferable or assignable.

15. Severability

The invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

16. Entire Agreement

Except as expressly provided in this Agreement and in the exhibits, agreements, instruments and other documents attached hereto or contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Issuer or by anyone else.

17. Notices

All notices and other communications hereunder will be in writing and will be deemed to have been duly given if hand delivered or transmitted by any standard form of telecommunication, including facsimile, electronic mail or other means of electronic communication capable of producing a printed copy. Notices to the Subscriber will be directed to the address of the Subscriber set forth on page 2 of this Agreement and notices to the Issuer will be directed to it at the address of the Issuer set forth on page 3 of this Agreement.

18. Counterparts and Electronic Means

This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, will constitute an original and all of which together will constitute one instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the Closing Date.

19. Exhibits

The exhibits attached hereto form part of this Agreement.

20. Indemnity

The Subscriber will indemnify and hold harmless the Issuer and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained in this Agreement, the Questionnaire or in any document furnished by the Subscriber to the Issuer in connection herewith being untrue in any material respect, or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Issuer in connection therewith.

EXHIBIT A

UNITED STATES ACCREDITED INVESTOR QUESTIONNAIRE

Capitalized terms used in this Questionnaire (this "Questionnaire") and not specifically defined have the meaning ascribed to them in the Private Placement Subscription Agreement (the "Agreement") between the Subscriber and the Issuer to which this Exhibit A is attached.

This Questionnaire applies only to persons that are U.S. Purchasers. A "U.S. Purchaser" is: (a) any U.S. Person, (b) any person purchasing the Note on behalf of any U.S. Person, (c) any person that receives or received an offer of the Note while in the United States, or (d) any person that is in the United States at the time the Subscriber’s buy order was made or this Agreement was executed or delivered.

The Subscriber understands and agrees that none of the Securities have been or will be registered under the 1933 Act, or applicable state, provincial or foreign securities laws, and the Securities are being offered and sold to the Subscriber in reliance upon the exemption provided in Section 4(a)(2) of the 1933 Act and Rule 506 of Regulation D under the 1933 Act for non-public offerings. The Securities are being offered and sold within the United States only to "accredited investors" as defined in Rule 501(a) of Regulation D. The Securities offered hereby are not transferable except in accordance with the restrictions described herein and the Agreement.

The Subscriber represents, warrants, covenants and certifies (which representations, warranties, covenants and certifications will survive the Closing) to the Issuer (and acknowledges that the Issuer is relying thereon) that:

1. it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

2. the Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and it has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities;

3. it is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States securities laws;

4. it (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time;

5. if the Subscriber is an individual (that is, a natural person and not a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

_______

a natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds US$1,000,000. For purposes of this category, "net worth" means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person's primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home's estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are acquired, but includes (i) any mortgage amount in excess of the home's fair market value and (ii) any mortgage amount that was borrowed during the 60- day period before the date of the acquisition of Securities for the purpose of investing in the Securities;

_______	a natural person who had an individual income in excess of US$200,000 in each of the two most recent years, or joint income with their spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year, or

_______	a director or executive officer of the Issuer.

6. if the Subscriber is a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

_______	an organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US$5,000,000;

_______	a "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of US$5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

_______	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

_______	a trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act, or
_______	an entity in which all of the equity owners satisfy the requirements of one or more of the categories set forth in Section 6 of this Questionnaire.

7. it has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, internet, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

8. if the Subscriber decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities, directly or indirectly, unless:

     (a) the sale is to the Issuer;

     (b) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 and 905 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations in which such sale is made;

     (c) the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "blue sky" laws;

     (d) the Securities are sold in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities; and

     (e) it has, prior to such sale pursuant to subsection (b), (c) or (d), furnished to the Issuer an opinion of counsel of recognized standing reasonably satisfactory to the Issuer, to such effect.

9. it understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Securities. The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the Subscriber’s acquisition or disposition of the Securities;

10. it consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described in this Questionnaire and the Agreement;

11. it is resident in the United States of America, its territories and possessions or any state of the United States or the District of Columbia (collectively the "United States"), is a "U.S. Person" as such term is defined in Regulation S or was in the United States at the time the Securities were offered or the Agreement was executed; and

12. except as contemplated in the Agreement, it understands that the Issuer has no obligation to register any of the Securities or to take action so as to permit sales pursuant to the 1933 Act (including Rule 144 thereunder).

The Subscriber undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the closing time of the purchase and sale of the Securities.

Dated: 17 May 2019.

EXHIBIT B
INSTRUCTIONS FOR WIRING FUNDS

ORGENESIS INC.

REMITTANCE INSTRUCTIONS
JP Morgan Chase Bank

Account Name:
Orgenesis Inc.

Account #:
000000949139307

Wire Routing Numbers:
Domestic – 021000021

International (also referred to as Swift Code) - CHASUS33

ACH Routing Numbers:
022300173

JP Morgan Chase Bank
1 Chase Manhattan
NY, NY 10005

Federal ID: 47-0999938

EXHIBIT C

FORM OF NOTE

THIS CONVERTIBLE NOTE (THE "NOTE") AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, PLEDGED, SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS AN EXEMPTION EXISTS OR UNLESS SUCH DISPOSITION IS NOT SUBJECT TO THE SECURITIES ACT OR STATE SECURITIES LAWS, AND THE AVAILABILITY OF ANY EXEMPTION OR THE INAPPLICABILITY OF SUCH SECURITIES LAWS MUST BE ESTABLISHED BY AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL WILL BE REASONABLY SATISFACTORY TO THE COMPANY.

Issue Date: May 17, 2019	$5,000,000

SIX PERCENT (6%) UNSECURED CONVERTIBLE NOTE

1. General

FOR VALUE RECEIVED, Orgenesis Inc. (the "Company") promises to pay to the order of Yehuda Nir (the "Holder") the principal sum of $5,000,000 in lawful currency of the United States (the "Principal Amount") and to pay interest to the Holder on the aggregate unconverted and then outstanding Principal Amount at the rate of six percent (6.0%) per annum, on May 17, 2024 (the "Maturity Date").

This Note has been entered into pursuant to the terms of a subscription agreement between the Company and the Holder, dated of even date herewith (the "Subscription Agreement"), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement.

Interest payable on this Note shall accrue on the outstanding Principal Amount at a rate per annum of six percent (6%) computed on the basis of the actual number of days elapsed and a year of 365 days. Interest shall be payable in arrears in cash on each annual anniversary of the Issue Date.

THIS NOTE MAY NOT BE TRANSFERRED OR EXCHANGED.

Event of Default For the purposes of this Note, the Company shall be in default upon the occurrence of any one or more of the following events (each such event being an "Event of Default"):

     (a) default shall be made in the payment of any installment of principal or interest on this Note or any other sum secured hereby when due and the Company fails to cure such default within ten (10) days after written notice of default is sent to the Company;

     (b) there is a material default by the Company in the observance or performance of any non-monetary covenant or agreement contained herein and the Company fails to cure such default within thirty (30) days after written notice of default is sent to the Company (or within such other time period as may be therein specifically provided);

     (c) failure of the Company to comply in any way with the obligations, terms, covenants or conditions contained in this Agreement, or breach by the Company of any obligations, covenant, representation or warranty contained in this Agreement that is not cured within thirty (30) days from the date the Subscriber delivers notice of such failure or breach to the Company;

     (d) filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy laws by or against the Company, which filing or proceeding, is not dismissed within sixty (60) days after the filing or commencement thereof, or if the Company shall cease or suspend the conduct of its usual business or if the Company shall become, or in light of its usual business conditions is likely to become, insolvent and is unable to pay its debts or liabilities as they fall due;

     (e) a petition to a court of competent jurisdiction shall be filed for the entry of an order, judgment or decree approving a petition filed against the Company seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such petition shall remain unvacated or not removed for an aggregate of sixty (60) days (whether or not consecutive) from the first date of entry thereof or rejected by such court; or any trustee, receiver or liquidator of the Company or of all or any part of the Assets, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of the Company and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive);

     (f) a writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in the Assets, or any judgment involving monetary damages shall be entered against the Company which shall become a lien on the Assets or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within sixty (60) days after its entry or levy; or

     (g) the Company ceases or threatens to cease to carry on its business; or

     (h) the Company admits its inability to pay its debts upon their falling due.

If any Event of Default occurs, subject to any cure period, the full Principal Amount, together with interest and other amounts owing in respect thereof to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. Upon payment of the full Principal Amount, together with interest and a default interest at the rate of 12% per annum (accruing as from the time of occurrence of the Event of Default) and other amounts owing in respect thereof, in accordance herewith, this Note shall promptly be surrendered to or as directed by the Company. The Holder need not provide, and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section 0 shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3. Conversion. This Note, all or any part of the Principal Amount of the Note, plus accrued and unpaid interest thereon, shall be convertible into the following: (i) Units consisting of (1) Conversion Shares and one (1) Warrant Share (such Warrant Shares to be issued at the Exercise Price pursuant to the terms of the Warrant).

     3.1 Conversion Price; Conversion Shares. The conversion price for the Principal Amount and interest accrued under this Note shall be $7.00 ("Conversion Price"). The number of Units issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding Principal Amount of this Note, plus accrued and unpaid interest thereon, to be converted by (y) the applicable Conversion Price.

     3.2 Mandatory Conversion.

     (a) At any time after the first three (3) years of this Agreement, the entire Principal Amount under this Note, plus accrued and unpaid interest thereon, shall automatically convert into Units if at any time from and after the issue date hereof, the closing price of the Company’s Common Stock on the Nasdaq Capital Market (or other national stock exchange or market on which the Common Stock is then listed or quoted) equals or exceeds $15.00 per share (which amount may be adjusted for certain capital events, such as stock splits, as described herein) for ten (10) consecutive Trading Days (a "Conversion Event"). The Principal Amount under this Note, plus accrued and unpaid interest thereon, shall convert at $7.00 per share. Within five (5) Business Days after such Conversion Event, the Company shall notify the Holder that the Note must be automatically converted pursuant to this Section 3.2 and specify the Principal Amount of the Note and accrued interest that will automatically converted and the date on which such conversion was effected.

     3.3 Voluntary Conversion. During the Conversion Period (as may be extended pursuant to the terms of the Subscription Agreement), this Note shall be convertible (pursuant to Section 1.2 and 1.3 of the Subscription Agreement), in whole or in part, into Units at the option of the Holder, at any time and from time to time, at the applicable Conversion Price. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the forms of which is attached hereto as Annex A for conversion into the Units ("Notice of Conversion"), specifying therein the Principal Amount of this Note and accrued interest, if any, to be converted, and the date on which such conversion shall be effected (such date, the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire Principal Amount of this Note, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the Units otherwise pursuant to the terms of this Note. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the Principal Amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within five (5) Business Days of delivery of such Notice of Conversion. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

     3.4 Reservation of Common Stock. Oregenesis Inc. shall reserve and keep available out of its authorized but unissued shares of its Common Stock to be issued as the Conversion Shares and the Warrant Shares upon conversion of the Outstanding Amount into the Units.

     3.5 Delivery. In the event the Holder elects to convert the Principal Amount and interest owed under this Note into Units, then not later than ten Business Days after any Conversion Date, the Company will deliver to the Holder, either by overnight courier service to the address of the Holder set out on page 1 of this Note (or such other address as the Holder may notify the Company of from time to time in accordance with Section 5 hereof) or electronically, at the discretion of the Holder, certificates representing the Conversion Shares and Warrants (bearing such legends as may be required by applicable law) representing the aggregate number of Conversion Shares and Warrants being acquired upon conversion.

     3.6 Fractional Shares and Warrants. Upon a conversion hereunder, the Company shall not be required to issue certificates representing fractions of any Conversion Shares or Warrants, and the number of Conversion Shares and Warrants shall be rounded down to the nearest whole number.

     3.7 Issuance of Replacement Note. Upon any partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the written request of the Holder, be issued by the Company to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid, provided Holder has surrendered an original Note to the Company. In the event that the Holder elects not to surrender a Note for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

4. Adjustments

     4.1 If, at any time while any portion of this Note remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on Common Stock consisting of shares of Common Stock, the Conversion Price and any other amounts calculated as contemplated hereby or by any of the other Agreements shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing, (i) if the Company effectuates a 2:1 split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such split, the Conversion Price shall be deemed to be one-half of what it had been immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues shares after the record date of such reverse split, the Conversion Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter, with respect to any conversion for which the Company issues shares after the record date of such dividend, the Conversion Price shall be deemed to be such amount multiplied by a fraction, of which the numerator is the number of shares (10 in the example) for which a dividend share will be issued and the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

     4.2 In case of any capital reorganization or of any reclassification of the capital of the Company or in case of the consolidation, merger or amalgamation of the Company with or into any other company or of the sale of the assets of the Company as or substantially as an entirety or of any other company, this Note shall, after such capital reorganization, reclassification of capital, consolidation, merger, amalgamation or sale, confer the right to convert into that number of shares or other securities or property of the Company or of the company resulting from such capital reorganization, reclassification, consolidation, merger, amalgamation or to which such sale shall be made, as the case may be, to which the Holder of the shares deliverable at the time of such capital reorganization, reclassification of capital, consolidation, merger, amalgamation or sale had the Note been converted would have been entitled on such capital reorganization, reclassification, consolidation, merger, amalgamation or sale and in any such case, if necessary, appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holders of the Notes to the end that the provisions set forth herein shall thereafter correspondingly be made applicable as nearly as may reasonable be expected in relation to any shares or other securities or property thereafter deliverable on the exercise of the Warrants. The subdivision or consolidation of the shares at any time outstanding into a greater or lesser number of shares (whether with or without par value) shall not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this Section.

5. Notices

     5.1 Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing, sent by a nationally recognized overnight courier service or by electronic mail, addressed to the Company: Orgenesis Inc., Attn: Neil Reithinger, CFO, 14201 N. Hayden Road, Suite A-1, Scottsdale, AZ 85260, Email: neil.r@orgenesis.com, with a copy (which shall not constitute notice) to Mark Cohen, Pearl Cohen Zedek Latzer Baratz LLP, 1500 Broadway, 12th Floor, NY, NY 10036 or such other address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 0. The address of the Holder is: _____________________ , Attention: ___________________ Email: ______________________ .

     5.2 Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Holder at the Email or street address of the Holder appearing on page 1 of this Note (or such other address as the Holder may notify the Company of from time to time in accordance with this Section 5), or if no such email or street address appears, at the address of the Holder to which this Note was delivered.

     5.3 Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail at the address specified in this Section 0 prior to 5:30 p.m. (U.S. Eastern Time), (b) the date after the date of transmission, if such notice or communication is delivered via electronic mail at the Email address specified in this Section 0 later than 5:30 p.m. (U.S. Eastern Time) on any date and earlier than 11:59 p.m. (U.S. Eastern Time) on such date, (c) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.

6. Definitions

For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

     (a) "Business Day" means any day on which banking institutions in New York are open for business; and

     (b) "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     (c) "Trading Day" means any day on which the Common Stock is traded on The Nasdaq Capital Market, or, if The Nasdaq Capital Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

7. Replacement of Note if Lost or Destroyed

If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the balance outstanding at such time with respect to the Principal Amount, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

8. Governing Law

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of New York, without regard to the principles of conflicts of law thereof. Any dispute arising under or in relation to this Note shall be resolved exclusively in the competent courts in New York, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

9. Waivers

Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

10. Next Business Day

Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

ANNEX A

NOTICE OF CONVERSION FOR ORGENESIS UNITS

The undersigned hereby irrevocably elects to convert $______________ of the Principal Amount of the above Note into Conversion Shares and Warrant Shares of Orgenesis Inc., according to the terms and conditions stated therein, as of the Conversion Date written below.

Conversion calculations:

Date to Effect Conversion: ___________________________

Principal Amount of Note to be Converted: $_________________

Accrued Interest to be Converted, if any: $_____________

Conversion Price: $7.00

Number of Conversion Shares to be issued: ______________ ___________

Number of shares of Warrants to be issued: ___________

Signature: _______________________________________

Name: ____

Address for Delivery of Securities: ________________________

____

____

Or, if eligible:

DWAC Instructions: _______________________________

Broker No: ____________

Account No: ______________

26

EXHIBIT D
FORM OF WARRANT

THESE WARRANTS ARE NOT TRANSFERABLE

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.

ORGENESIS INC.
(A Nevada Corporation)

NON-TRANSFERABLE
WARRANT CERTIFICATE

CERTIFICATE NO. 2019 _____
NUMBER OF WARRANTS: _____	RIGHT TO PURCHASE _____ Shares

THESE NON-TRANSFERABLE WARRANTS WILL EXPIRE AND BECOME NULL AND VOID AT 5:00 P.M. (PACIFIC TIME) ON THE EXPIRY DATE (AS DEFINED IN THE TERMS AND CONDITIONS ATTACHED TO THIS WARRANT CERTIFICATE.

NON-TRANSFERABLE SHARE PURCHASE WARRANTS TO PURCHASE COMMON SHARES OF ORGENESIS INC.

THE WARRANTS ARE REPRESENTED BY THIS CERTIFICATE.

This is to certify that, for value received, Yehuda Nir (the "Holder") has the right to purchase, upon and subject to the terms and conditions attached hereto as Appendix "A" (the "Terms and Conditions") from April _____ , 2019 to 5:00 p.m. (Pacific Time) on the Expiry Date (as defined in the attached Terms and Conditions), the number of fully paid and non-assessable common shares (the "Shares") of Orgenesis Inc. (the "Company") set out above, by surrendering to the Company, at its offices at 20271 Goldenrod Lane, Germantown, MD 20876, this Warrant Certificate with a Subscription in the form attached hereto as Appendix "B", duly completed and executed, and cash, bank draft, certified cheque or money order in lawful money of the United States of America, payable to the order of the Company in an amount equal to the purchase price per Share multiplied by the number of Shares being purchased (the "Aggregate Purchase Price"). Subject to adjustment thereof in the events and in the manner set forth in the Terms and Conditions, the purchase price per Share on the exercise of each Non-Transferable Share Purchase Warrant ("Warrant") evidenced hereby shall be US $7.00 per Share (subject to adjustment as described in the Terms and Conditions).

These Warrants are issued subject to the Terms and Conditions, and the Holder may exercise the right to purchase Shares only in accordance with the Terms and Conditions.

Nothing contained herein or in the Terms and Conditions will confer any right upon the Holder or any other person to subscribe for or purchase any Shares at any time subsequent to the Expiry Date and from and after such time, these Warrants and all rights hereunder will be void and of no value.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed.

DATED at the City of Scottsdale, in the __________ , as of the ________ day of _______ , _______.

PLEASE NOTE THAT ALL SHARE CERTIFICATES ISSUED TO NON-U.S. PERSONS UPON EXERCISE HEREOF MUST BE LEGENDED AS FOLLOWS:

"THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT."

PLEASE NOTE THAT ALL SHARE CERTIFICATES ISSUED TO U.S. PERSONS UPON EXERCISE HEREOF MUST BE LEGENDED AS FOLLOWS:

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.

APPENDIX "A"

TERMS AND CONDITIONS dated as of  ____________, 2019 (the "Terms and Conditions"), attached to the Non-Transferable Share Purchase Warrants issued by Orgenesis Inc.

1. Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a) "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Nevada are authorized or obligated by law or executive order to close.

(b) "Company" means Orgenesis Inc., a Nevada corporation. If a successor corporation will have become such as a result of consolidation, amalgamation or merger with or into any other corporation or corporations, or as a result of the conveyance or transfer of all or substantially all of the properties and estates of the Company as an entirety to any other corporation and thereafter "Company" will mean such successor corporation;

(c) "Company’s Auditors" means an independent firm of accountants duly appointed as auditors of the Company;

(d) "Exercise Price" means US $7.00 per Share, subject to adjustment as provided in the Terms and Conditions;

(e) "Expiry Date" means the third anniversary from the date of the issuance of the Note to the Holder;

(f) "herein", "hereby" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression "Section" followed by a number refer to the specified Section of these Terms and Conditions;

(g) "person" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(h) "Holder" or "Holders" means the holder of the Warrants and its heirs, executors, administrators, successors, legal representatives and assigns;

(i) "Shares" means the shares of common stock in the capital of the Company as constituted at the date hereof and any shares resulting from any subdivision or consolidation of such shares, issued upon exercise of the Warrants;

(j) "Trading Day" means any day on which the Common Stock is traded on The Nasdaq Capital Market, or, if The Nasdaq Capital Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(k) "Warrants" means the Non-Transferable Share Purchase Warrants of the Company issued and presently authorized and for the time being outstanding; and

(l) "1933 Act" means the United States Securities Act of 1933.

2. Interpretation

The division of these Terms and Conditions into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof. Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

3. Applicable Law

The rights and restrictions attached to the Warrants shall be construed in accordance with the laws of the State of Nevada.

4. Additional Issuances of Securities

The Company may at any time and from time to time do further equity or debt financing and may issue additional shares, warrants, convertible securities, stock options or similar rights to purchase shares of its capital stock.

5. Replacement of Lost Warrants

In case this Warrant Certificate shall become mutilated, lost, destroyed or stolen, the Company in its discretion may issue and deliver a new Warrant Certificate of like date and tenure as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant Certificate and the substituted Warrant Certificate shall be entitled to all benefits hereunder and rank equally in accordance with its terms with all other Warrants issued or to be issued by the Company.

The applicant for the issue of a new Warrant Certificate pursuant hereto shall bear the cost of the issue thereof and in case of loss, destruction or theft shall furnish to the Company evidence of ownership and of loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Company and its transfer agent in accordance with its usual policies and procedures and such applicant may also be required to furnish indemnity in the amount and form satisfactory to the Company and its transfer agent in accordance with its usual policies and procedures, and shall pay the reasonable charges of the Company in connection therewith.

6. Warrant Holder Not a Shareholder

The holding of a Warrant Certificate will not constitute the Holder as a shareholder of the Company, nor entitle the Holder to any right or interest in respect thereof except as is expressly provided in the Warrant Certificate or these Terms and Conditions.

7. Warrants Not Transferable

The Warrants and all rights attached thereto are not transferable.

8. Notice to Holders

Any notice required or permitted to be given to the Holder will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of the Holder appearing on the Warrant Certificate or to such other address as any Holder may specify by notice in writing to the Company, and any such notice will be deemed to have been given and received by the Holder to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time of mailing or between the time of mailing and the third Business Day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

9. Notice to the Company

Any notice required or permitted to be given to the Company will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of the Company set forth below or such other address as the Company may specify by notice in writing to the Holder, and any such notice will be deemed to have been given and received by the Company to whom it was addressed if mailed, on the third day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time or mailing or between the time of mailing and the third Business Day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered:

Orgenesis Inc.
c/o Eventus Advisory Group, LLC
14201 N. Hayden Road, Suite A-1
Scottsdale, AZ 85260
Attention: Neil Reithinger, CFO

10. Method of Exercise of Warrants

The right to purchase Shares conferred by the Warrants may be exercised by the Holder of such Warrant by surrendering it to the Company, with a duly completed and executed subscription in the form attached as Appendix "B" and cash, bank draft, certified cheque or money order payable to or to the order of the Company for the Aggregate Purchase Price subscribed for in lawful money of the United States of America.

11. Mandatory Exercise of Warrants

If at any time from and after the date hereof, the closing price of the Company’s Common Stock on the Nasdaq Capital Market (or other national stock exchange or market on which the Common Stock is then listed or quoted) equals or exceeds $15.00 per share (which amount may be adjusted for certain capital events, such as stock splits, as described herein) for ten (10) consecutive Trading Days (the "Mandatory Exercise Measuring Period"), then the Company shall have the right to require the Holder to exercise all or any portion of this Warrant still unexercised for a cash exercise, as designated in the Mandatory Exercise Notice on the Mandatory Exercise Date (each as defined below) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 10 hereof at the Exercise Price as of the Mandatory Exercise Date (as defined below) (a "Mandatory Exercise"). The Company may exercise its right to require exercise under this Section 5 by delivering within not more than five (5) Trading Days following the end of such Mandatory Exercise Measuring Period a written notice thereof by electronic mail to the Holder (the "Mandatory Exercise Notice" and the date that the Holder received such notice is referred to as the "Mandatory Exercise Notice Date"). The Mandatory Exercise Notice shall be irrevocable. The Mandatory Exercise Notice shall state (I) the Trading Day on which the Mandatory Exercise shall occur, which shall be the second (2nd) Trading Day following the Mandatory Exercise Notice Date (the "Mandatory Exercise Date") and (II) the aggregate number of Warrants which the Company has elected to be subject to such Mandatory Exercise from the Holder (the "Mandatory Exercise Amount") pursuant to this Section 11.

12. Effect of Exercise of Warrants

Upon surrender and payment as aforesaid, the Shares so subscribed for shall be deemed to have been issued and such Holder shall be deemed to have become the holder (or holders) of record of such Shares on the date of such surrender and payment and such Shares shall be issued at the Exercise Price in effect on the date of such surrender and payment.

Within ten Business Days after surrender and payment as aforesaid, the Company shall forthwith cause to be delivered to the person or persons in whose name or names the Shares so subscribed for are to be issued as specified in such subscription or mailed to him or them at his or their respective addresses specified in such subscription, a certificate or certificates for the appropriate number of Shares not exceeding those which the Holder is entitled to purchase pursuant to the Warrant surrendered.

13. Subscription for Less than Entitlement

The Holder of any Warrant may subscribe for and purchase a number of Shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant. In the event of any purchase of a number of Shares less than the number which can be purchase pursuant to a Warrant, the Holder, upon exercise thereof, shall be entitled to receive a new Warrant Certificate in respect of the balance of the Shares which he was entitled to purchase pursuant to the surrendered Warrant Certificate and which were not then purchased.

14. Warrants for Fractions of Shares

To the extent that the Holder of any Warrant is entitled to receive on the exercise or partial exercise thereof a fraction of a Share, such right may be exercised in respect of such fraction only in combination with another Warrant or other Warrants which in the aggregate entitle the Holder to receive a whole number of such Shares.

15. Expiration of Warrants

After the expiration of the Expiry Period, all rights thereunder shall wholly cease and terminate and such Warrants shall be void and of no further force and effect.

16. Adjustment of Exercise Price

The Exercise Price and the number of Common Shares deliverable upon the exercise of the Warrants shall be subject to adjustment in the event and in the manner following:

(a) If and whenever the Shares at any time outstanding shall be subdivided into a greater or consolidated into a lesser number of Shares, the Exercise Price shall be decreased or increased proportionately, as the case may be, and upon any such subdivision or consolidation, the number of Shares deliverable upon the exercise of the Warrants shall be increased or decreased proportionately, as the case may be;

(b) In case of any capital reorganization or of any reclassification of the capital of the Company or in case of the consolidation, merger or amalgamation of the Company with or into any other company or of the sale of the assets of the Company as or substantially as an entirety or of any other company, each Warrant shall, after such capital reorganization, reclassification of capital, consolidation, merger, amalgamation or sale, confer the right to purchase that number of shares or other securities or property of the Company or of the company resulting from such capital reorganization, reclassification, consolidation, merger, amalgamation or to which such sale shall be made, as the case may be, to which the Holder of the shares deliverable at the time of such capital reorganization, reclassification of capital, consolidation, merger, amalgamation or sale had the Warrants been exercised, would have been entitled on such capital reorganization, reclassification, consolidation, merger, amalgamation or sale and in any such case, if necessary, appropriate adjustments shall be made in the application of the provisions set forth in Sections 13 to 20 hereof with respect to the rights and interest thereafter of the Holders of the Warrants to the end that the provisions set forth in Sections 13 to 20 hereof shall thereafter correspondingly be made applicable as nearly as may reasonable be expected in relation to any shares or other securities or property thereafter deliverable on the exercise of the Warrants. The subdivision or consolidation of the Shares at any time outstanding into a greater or lesser number of Shares (whether with or without par value) shall not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this Section 16(b).

The adjustments provided for in this Section 16 pursuant to any Warrants are cumulative .and will become effective immediately after the record date for, or, if no record date is fixed, the effective date, of the event which results in such adjustments.

17. Determination of Adjustments

If any questions shall at any time arise with respect to the Exercise Price or any adjustments provided for in this Warrant, such questions shall be conclusively determined by the Company’s Auditors, from time to time, or, if they decline to so act, any other firm of chartered accountants that the Company may designate and who shall have access to all appropriate records and such determination shall be binding upon the Company and the Holders.

18. Covenants of the Company

The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Shares to satisfy the rights of purchase provided for in the Warrants should the Holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all Shares which they are or may be entitled to purchase pursuant thereto.

19. Immunity of Shareholders, etc.

The Holder hereby waives and releases any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer (as such) of the Company for the issue of Shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Company herein contained.

20. Modification of Terms and Conditions for Certain Purposes

From time to time the Company may, subject to the provisions of these presents, and it shall, when so directed by these presents, modify the terms, and conditions hereof, for any one or more of any of the following purposes:

(a) making such provisions not inconsistent herewith as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Warrants on any stock exchange or quotation system;

(b) adding to or altering the provisions hereof in respect of the registration and transfer of Warrants making provisions for the exchange of Warrants of different denominations; and making any modification in the form of the Warrants which does not affect the substance thereof;

(c) for any other purpose not inconsistent with the terms hereof, including the correction or recertification of any ambiguities, defective provisions, errors or omissions herein; and

(d) to evidence any successions of any corporation and the assumption of any successor of the covenants of the Company herein and in the Warrants contained as provided herein.

21. United States Restrictions

These Warrants and the Shares issuable upon the exercise of these Warrants have not been and will not be registered under the 1933 Act as amended or any state securities laws. These Warrants may not be exercised in the United States (as defined in Regulation S under the 1933 Act) unless these Warrants and the Shares issuable upon exercise hereof have been registered under the 1933 Act, and any applicable state securities laws or unless an exemption from such registration is available.

DATED as of the date first above written in these Terms and Conditions.

APPENDIX "B"

SUBSCRIPTION FORM

(ONE NON-TRANSFERABLE SHARE PURCHASE WARRANT IS
REQUIRED TO SUBSCRIBE FOR EACH COMMON SHARE)

TO: ORGENESIS INC.
20271 Goldenrod Lane
Germantown, MD 20876

The undersigned, bearer of the attached Non-Transferable Share Purchase Warrants, hereby subscribes for _____________ of shares of common stock of Orgenesis Inc. (the "Company") referred to in the Warrants according to the conditions thereof and herewith makes payment of the purchase price in full for the said number of shares at the price of U.S. $7.00 per share if exercised on or before 5:00 p.m. (Pacific Time) on the Expiry Date (as that term is defined in the Terms and Conditions attached to the Non-Transferable Share Purchase Warrant). Cash, a certified cheque, bank draft or money order is enclosed herewith for such amount.

The undersigned hereby directs that the shares hereby subscribed for be issued and delivered as follows:

TERMS AND CONDITIONS

The Warrants are issued subject to the Terms and Conditions, which are attached to the Warrant Certificate delivered to the Holder.

[APPLIES TO NON-U.S. PERSONS ONLY:]

REPRESENTATIONS AND WARRANTIES

The undersigned represents and warrants that the undersigned is not a "U.S. person", as such term is defined in Regulation S as promulgated under the United States Securities Act of 1933, as at the Exercise Date. The undersigned represents and warrants that the representations and warranties in the subscription agreement between the undersigned and the Company dated the Holder are true and correct as of the date of the Exercise Date.

LEGENDS

The certificates representing the shares acquired on the exercise of the Warrants will bear a legend in substantially the following form:

"THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED HEREIN) OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT."